Exhibit 10.3

LOUISIANA-PACIFIC CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective January 1, 2005

LOUISIANA-PACIFIC CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective January 1, 2005

1.             PURPOSE; EFFECTIVE DATE

The purpose of this Supplemental Executive Retirement Plan (the “Plan”) is to provide supplemental retirement and death benefits for certain key employees of Louisiana-Pacific Corporation (the “Corporation”) and certain of its subsidiary companies.  It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits. The Plan became effective as of July 1, 1997, was amended and restated as of January 1, 2000, January 1, 2002, May I, 2002, and September 1, 2004, and is further amended and restated as of January 1, 2005 as set forth herein.

2.             DEFINITIONS

For the purposes of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1           Acquiring Person.  An “Acquiring Person” or a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.2           Accumulated with Interest.  “Accumulated with Interest” means to project Qualified and Other Plan Accounts amounts from one date to a subsequent date assuming an interest rate of seven percent (7%) compounded annually.

2.3           Actuarial Equivalent.  “Actuarial Equivalent” means equality in value of the aggregate amounts expected to be received under different forms and timing of payment, which shall be determined by using the Pension Benefit Guaranty Corporation Lump Sum Interest Rate for Private Sector Payments (as published in appendix C of 29 CFR 4022, or any successor or replacement rate) and the UP84 Mortality Table set back four (4) years for males and females. For purposes of calculating an Actuarial Equivalent for a Participant’s benefits, the interest rate assumptions and calculation methodology will be made in the manner described on Appendix A to the Plan, which Appendix may be modified from time to time by the Committee.

2.4           Beneficiary.  “Beneficiary” means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant’s death.

2.5           Benefit Commencement Date.  “Benefit Commencement Date” means the date specified by a Participant in his or her Form and Time of Benefit Election as described in Section 5.7(c) with respect to any Early Retirement, Early Termination, or Change in Control Benefit that may become payable to the Participant.

2.6           Board.  “Board” means the Board of Directors of the Corporation.

2.7           Change in Control.  “Change in Control” means:

(a)           The acquisition by an Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b)           Individuals who, as of January 1, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2005, whose election, or nomination for election by Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Consummation by Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Corporation or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)           Approval by the shareholders of Corporation of a complete liquidation or dissolution of Corporation.

2.8           Committee.  “Committee” means the Committee appointed by the Corporation to administer the Plan pursuant to Section 7.

2.9           Compensation.  “Compensation” means base pay and annual cash incentive bonuses paid to a Participant during the calendar year, before reduction for amounts deferred under the Louisiana-Pacific Executive Deferred Compensation Plan or any other salary reduction program. Compensation does not include expense reimbursements, any form of noncash compensation or benefits, stock option income, group life insurance premiums, severance pay, or any other payments or benefits other than base pay and annual cash incentive bonuses.

2.10         Corporation.  “Corporation” means Louisiana-Pacific Corporation, a Delaware corporation, or any successor to the business thereof.

2.11         Deferred Retirement Date.  “Deferred Retirement Date” means the first day of the month coincident with or next following the Participant’s termination of employment with the Employer if it occurs after the Participant’s Normal Retirement Date.

2.12         Disability.  “Disability” means a physical or mental condition which, in the opinion of the Committee, prevents an employee from satisfactorily performing employee’s usual duties for Employer. The Committee’s decision as to Disability will be based upon medical reports and/or evidence satisfactory to the Committee.  In no event shall a Disability be deemed to occur or to continue after a Participant’s Normal Retirement Date.

2.13         Early Retirement Date.  “Early Retirement Date” means the date on which the Participant terminates employment with the Employer if it occurs on or after the first day of the month coincidental with or next following a Participant’s attainment of age fifty-five (55) and completion of five (5) Years of Participation, but prior to his Normal Retirement Date.

2.14         Employer.  “Employer” means the Corporation and any affiliated or subsidiary company of the Corporation which is organized under the laws of any state of the United States.

2.15         Final Average Compensation.  “Final Average Compensation” means the Participant’s Compensation during the sixty (60) consecutive complete calendar months of paid employment out of the last one hundred twenty (120) months of employment with the Employer in which the Participant’s Compensation is the highest divided by sixty (60).  If a Participant’s number of complete calendar months of paid employment with the Employer is less than sixty (60), the Participant’s Final Average Compensation shall be the monthly average of all such complete calendar months of paid employment.

2.16         Final Compensation.  “Final Compensation” means a Participant’s base pay for the twelve (12) months prior to termination of employment with the Employer, plus the average annual cash incentive bonus paid the last three (3) years, divided by twelve (12). If the Participant has not been a Participant in the Employer’s annual incentive plan for three (3) full years or been an employee for a full twelve (12) months, then the proceeding determination shall be adjusted pro rata.

2.17         Form and Time of Benefit Election.  “Form and Time of Benefit Election” means an election by a Particpant pursuant to Section 5.7(c) by which the Particpant elects one of the forms of benefit payments described in Section 5.7(a) and specifies a Benefit Commencement Date with respect to any Early Retirement, Early Termination, or Change in Control Benefit that may become payable to the Participant.

2.18         Involuntarily Terminated.  “Involuntarily Terminated” means a Participant is discharged or resigns in response to a change in day-to-day duties, or reduction in Compensation or benefits, to a downward change of title, or to a relocation requested by Employer.

2.19         Normal Retirement Date.  “Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s attainment of age sixty-two (62).

2.20         Participant.  “Participant” means any individual who is participating or has participated in the Plan as provided in Section 3.

2.21         Qualified and Other Plan Accounts.  “Qualified and Other Plan Accounts” means a Participant’s (1) ESOT, ESOT Transfer, Matching, Profit Sharing and Frozen Profit Sharing Accounts under the Louisiana-Pacific Salaried 401(k) and Profit Sharing Plan, (2) accrued benefits attributable to employer contributions under the Louisiana-Pacific Corporation Retirement Account Plan and any other employee pension benefit plan maintained by the Employer, (3) Qualified Plan Supplemental Credit Account under the Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan (the “EDCP”) (4) Qualified Plan Makeup Credit Account under the EDCP; (5) Employer Matching Contribution Account under the EDCP; and (6) any account plan defined as a

“Qualified and Other Account Plan” under the terms of the Plan as in effect prior to September 1, 2004.

2.22         Retirement.  “Retirement” means a Participant’s termination of employment with the Employer at the Participant’s Early Retirement Date, Normal Retirement Date, or Deferred Retirement Date.

2.23         Spouse.  “Spouse” means a Participant’s wife or husband who is lawfully married to the Participant at the time of the Participant’s death.

2.24         Supplemental Retirement Benefit.  “Supplemental Retirement Benefit” means the benefit determined under Section 5 of this Plan.

2.25         Target Retirement Percentage.  “Target Retirement Percentage” means the percentage of Final Average Compensation which will be used as a target from which other forms of retirement benefits are subtracted, as provided in Section 5, to arrive at the amount of the Supplemental Retirement Benefit actually payable to a Participant. This percentage shall equal fifty percent (50%) multiplied by a fraction, the numerator of which is the Participant’s Years of Credited Service, not to exceed fifteen (15), and the denominator of which is fifteen (15). The adjusted Target Retirement Percentage shall be rounded to four (4) decimal places.

2.26         Years of Credited Service.  “Years of Credited Service” means the whole number of years of vesting service credited under the provisions of the Louisiana-Pacific Corporation Retirement Account Plan.

2.27         Years of Participation.  “Years of Participation” means the number of twelve (12) month periods the   Participant has been a Participant in the Plan as set out in Section 3.1(b) of the Plan. For the individuals who became initial Participants as of July 1, 1997, Years of Participation shall be measured from January 1, 1997.

3.             PARTICIPATION AND VESTING

3.1           Eligibility and Participation.

(a)           Eligibility.  Employees eligible to participate in the Plan shall be those employees of an Employer who are designated as Participants by the Chief Executive Officer of the Corporation and whose participation in the Plan is approved by the Committee; provided, that the participation of an employee who is an executive officer of the Corporation for purposes of Section 16 of the Securities Exchange Act, or is otherwise designated by the Board as an employee whose compensation is subject to the authority of the Compensation Committee Committee of the Board, shall be subject to the specific approval of the Compensation Committee of the Board.

(b)           Participation.  An employee’s participation in the Plan shall be effective upon notification of the employee of his status as a Participant by the Committee. Participation in the Plan shall continue until such time as the

Participant terminates employment with the Employer, and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2           Vesting.  Each Participant shall be one hundred percent (100%) vested in benefits under this Plan after completing five (5) Years of Participation in the Plan. The proceeding notwithstanding, each Participant shall be one hundred percent (100%) vested in benefits under this Plan upon death, Disability or a Change in Control.

3.3           Cessation of Eligibility.  Notwithstanding Section 3.1(b) of this Plan, if a Participant ceases to be designated by the Committee as eligible to participate in the Plan, by reason of a change in employment status or otherwise, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant’s interest in such benefits as of the date designated by the Committee.

4.             PRE-TERMINATION SURVIVOR BENEFIT

If a Participant dies while employed by the Employer, the Employer shall pay a supplemental survivor benefit to the Participant’s Spouse. The amount of this benefit shall be an amount equal to one-half (1/2) of the amount that would have been payable to the Participant as a fully vested Normal Retirement Benefit in the form of a life annuity payable monthly (as if the Participant had terminated employment with the Employer immediately before his or her date of death and elected a life annuity form of benefit), payable monthly for the life of the Spouse, calculated using the three percent (3%) reduction per year specified in 5.3 to the Participant’s age at death if the Participant died before attaining age 62, with payments commencing to the Spouse within thirty (30) days following the Participant’s date of death; provided, that if the Participant would have been entitled to a benefit described in Section 5.7(e) had the Participant terminated employment with the Employer immediately prior to the date of death and such benefit has a greater Acturial Equivalent value than the benefit under this Section 4.1, then the benefit described in 5.7(c) shall be payable to the Participant’s Spouse or Beneficiary as the case may be.

5.             SUPPLEMENTAL RETIREMENT BENEFITS

5.1           Normal Retirement Benefit.  If a Participant retires on the Normal Retirement Date, the Employer shall pay to the Participant (payable at the time specified in Section 5.7(d)) a Supplemental Retirement Benefit that is the Actuarial Equivalent of a life annuity payable monthly, calculated as if it commenced on the first day of the calendar month following the Participant’s date of termination of employment with the Employer, for the Participant’s life in an amount equal to the Target Retirement Percentage multiplied by the Participant’s Final Average Compensation, less:

(a)           Fifty percent (50%) of the Participant’s primary Social Security benefit determined at age 62, and

(b)           An amount equal to the Participant’s Qualified and Other Plan Accounts amounts, determined as of the Participant’s date of termination and subject to Section 5.8, converted to a monthly life annuity on an Actuarial Equivalent basis times the vesting percentage determined under Section 3.2 of this Plan.

5.2           Deferred Retirement Benefit.  If a Participant retires at a Deferred Retirement Date, the Employer shall pay to the Participant (payable at the time specified in Section 5.7(d)) a Supplemental Retirement Benefit calculated pursuant to Section 5.1, except that 5.1(a) and 5.1(b) shall be measured at the Participant’s date of termination.

5.3           Early Retirement Benefit.  If a Participant retires at an Early Retirement Date, the Employer shall pay to the Participant (payable at the time specified in Section 5.7(d)) a Supplemental Retirement Benefit that is the Actuarial Equivalent of a life annuity payable monthly, calculated as if it commenced on the first day of the calendar month following the Participant’s 62nd birthday and reduced as provided for in this Section 5.3, for the Participant’s life in an amount equal to the Target Retirement Percentage multiplied by the Participant’s Final Average Compensation, less:

(a)           Fifty percent (50%) of the Participant’s primary Social Security benefit projected to be paid at age 62 assuming no future increases in Compensation, no change in the Social Security Act and no change in the cost of living or the average wage indexes, and

(b)           An amount equal to the Participant’s Qualified and Other Plan Accounts amounts, determined as of the Participant’s date of termination of employment with the Employer and subject to Section 5.8, converted to a monthly life annuity beginning at age 62 on an Actuarial Equivalent basis but assuming no growth in such amounts to age 62;

times the vesting percentage determined under Section 3.2 of this Plan.

If a Participant retires with the approval of the Committee, the above Early Retirement Benefit shall be reduced by three percent (3%) for each year by which the actual benefit commencement date precedes the Participant’s 62nd birthday (prorated for partial years on a monthly basis). If a Participant retires without the approval of the Committee, the above Early Retirement Benefit shall be reduced by five percent (5%) for each year by which the actual benefit commencement date precedes the first day of the calendar month following the Participant’s 62nd birthday (prorated for partial years on a monthly basis).  For Participants who retire without approval of the Committee, this benefit shall be further reduced by a fraction equal to the Participant’s actual Years of Credited Service at termination over Years of Credited Service the Participant would have had at age 62.

5.4           Early Termination Retirement Benefit.  If a Participant terminates employment with an Employer prior to Early Retirement, the Employer shall pay to the Participant (payable at the time specified in Section 5.7(d)) a Supplemental Retirement Benefit that is the Actuarial Equivalent of a life annuity payable monthly, calculated as if it commenced on the first day of the calendar month following the Participant’s 62nd birthday, for the Participant’s life in an amount equal to the product of (a) times (b) times (c) where:

(a)           is an amount equal to the Target Retirement Percentage multiplied by the Participant’s Final Average Compensation, less:

(i)            Fifty percent (50%) of the Participant’s primary Social Security benefit projected to be paid at age 62 assuming no future increases in Compensation, no change in the Social Security act and no change in the cost of living or the average wage indexes, and

(ii)           An amount equal to the Qualified and Other Plan Accounts amounts, determined as of the date of the Participant’s date of termination and subject to Section 5.8, converted to a monthly life annuity beginning at age 62 on an Actuarial Equivalent basis but assuming no growth in such amounts to age 62.

(b)           is the vesting percentage determined under Section 3.2 of this Plan; and

(c)           is a fraction equal to the Participant’s Years of Credited Service at termination over Years of Credited Service the Participant would have had at age 62.

5.5           Change in Control Benefits.  If a Participant is Involuntarily Terminated within thirty-six (36) months of a Change in Control, such Participant shall be granted two (2) extra Years of Credited Service under the Plan, and the greater of Final Compensation or Final Average Compensation shall be used in determining the Participant’s Supplemental Retirement Benefit. For such Involuntarily Terminated Participants, the Employer shall pay to the Participant (payable at the time specified in Section 5.7(d)) a Supplemental Retirement Benefit calculated in the same manner as an Early Retirement Benefit pursuant to Section 5.3 as if the Participant retired with the approval of the Committee.

5.6           Disability Retirement Benefit.  If a Participant terminates employment prior to Normal Retirement as a result of Disability, the Employer shall pay to the Participant (payable at the time specified in Section 5.7(d)) a Supplemental Retirement Benefit that is the Actuarial Equivalent of a life annuity payable monthly, calculated as if it commenced 30 days after the Participant’s 62nd birthday, for the Participant’s life in an amount equal to the amount the Participant would have received at such time under the Normal Retirement provisions of this Article. For purposes of this calculation, Years of Credited Service and Years of Participation shall continue to accrue during the period of Disability and the Participant’s Final Average Compensation shall be based only on the amounts earned during the sixty (60) months prior to Disability if this provides the Participant with a greater benefit.

5.7           Payment of Benefits.

(a)           Form of Benefit Payments.  The normal form of benefit payment shall be a single lump sum payment equal to the Actuarial Equivalent of a life annuity payable monthly.  Any other form of monthly benefit elected by the Participant must be the Actuarial Equivalent of a life annuity payable monthly. The form of benefit payments available to Participants shall be:

(i)            Lump Sum Payment

(ii)           Life Annuity

(iii)          10-Year Certain and Life Annuity

(iv)          50% Joint and Spouse Survivor Annuity

(v)           100% Joint and Spouse Survivor Annuity

(b)           Default Form of Benefit Payment.  If there is no effective Form and Time of Benefit Election by a Participant, such Participant’s form of benefit payment shall be a single lump sum payment equal to the Actuarial Equivalent of a life annuity payable monthly.

(c)           Form and Time of Benefit Election.  Except as provided in Section (c)(i) with respect to Participants as of January 1, 2005, at the time of enrollment the Participant shall deliver to the Employer a Form and Time of Benefit Election (in a form satisfactory to Corporation) specifying (i) one of the forms of benefit payments described in Section (a), and (ii) a Benefit Commencement Date (which may not be later than the first day of the first calendar month beginning after the Participant’s 62nd birthday) applicable in the event the Participant receives an Early Retirement, Early Termination, or Change in Control Benefit.

(i)            Form and Time of Benefit Election for Participants as of January 1, 2005.  Each Participant who was a Participant as of January 1, 2005, shall make a Form and Time of Benefit Election not later than December 31, 2005.

(ii)           Changes to Form and Time of Benefit Elections.  A Participant may amend, revoke, or replace a Form and Time of Benefit Election, subject to the following restrictions (unless the Committee expressly waives or modifies one or more of such restrictions based on the Committee’s determination that such waiver or modification would not result in constructive receipt or cause the Plan not to meet the requirements of applicable law or Treasury Regulations):

(1)           In no event may a Participant change his or her Form and Time of Benefit Election to accelerate the time or schedule of any benefit payment under the Plan (including without limitation any change from any annuity form of benefit payment to a lump sum form of payment);

(2)           No change to an existing a Form and Time of Benefit Election may take effect until at least 12 months after the date of such amended Form and Time of Benefit Election;

(3)           With respect to distributions other than distributions upon the death or Disability of a Participant, the first date on which a distribution or installment may be made under an amended Form and Time of Benefit Election may not be earlier than five years after the date the distribution or payment would otherwise have been made; and

(4)           In no event may a Participant make more than one amendment to a Form and Time of Benefit Election to delay any distribution or payment.

The Committee may modify the foregoing restrictions and/or adopt other restrictions from time to time to provide for efficient administration of the Plan and to cause the Plan to comply with applicable law and Treasury Regulations.

(d)           Time of Payment or Commencement of Benefit Payments.

(i)            Normal and Deferred Retirement Benefits.  A Participant’s Normal Retirement or Deferred Retirement Benefit will be payable or will commence on the first day of the seventh calendar month beginning after the Participant’s termination of employment.

(ii)           Early Retirement, Early Termination, and Change in Control Benefits.  A Participant’s Early Retirement, Early Termination, or Change in Control Benefit will be payable or will commence on the later of:

(1)           The first day of the seventh calendar month beginning after the Participant’s termination of employment; or

(2)           The Benefit Commencement Date specified in the Participant’s Form and Time of Benefit Election.

(iii)          Disability Retirement Benefits.  A Participant’s Disability Retirement Benefit will be payable or will commence on the first day of the first calendar month beginning after the earlier of (1) the Participant’s 62nd birthday or (2) the date the Participant ceases to be Disabled.

(e)           Death Prior to Commencement of Benefit Payments.  If a Participant terminates employment and dies before the commencement of benefits as provided under Section 5.7(d), any survivor benefit under the form of benefit that was elected by the Participant under Sections 5.7(a)(iii), (a)(iv), or (a)(v) shall be payable to the Participant’s Spouse or Beneficiary, as the case may be, at the time benefits otherwise would have commenced to the Participant.

5.8           Qualified and Other Retirement Plan Accounts Offset.  In the event that all or a portion of a Participant’s Qualified and Other Retirement Plan Accounts are paid out prior to the applicable benefit calculation date under any provision of Section 5 of the Plan, the value of such Accounts at termination shall be the amount distributed Accumulated with Interest to the date of termination.

5.9           Excise Tax and Lost Benefit Makeup.  If as a result of participating in the Plan the Participant is required to pay additional excise tax under Section 4999 of the Internal Revenue Code (“IRC”), or receives a smaller benefit from any other Employer retirement plan as a result of any IRC Section 280G Golden Parachute limitations, then a makeup amount shall be payable from the Plan. This amount shall be equal to the amount of Section 4999 excise tax payable and any lost benefit from other Employer retirement plans due to IRC Section 280G Golden Parachute limitation, as a result of participation in the Plan, plus any excise tax and income taxes payable due to this payment. The Corporation and Participant shall cooperate in good faith in making such determination and in providing the necessary information for this purpose.

5.10         Withholding; Payroll Taxes.  The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s wages for the federal or any state or local government. However, a Beneficiary may elect not to have withholding for federal income tax purposes pursuant to Section 3405 of the Internal Revenue Code, or any successor provision.

5.11         Payment to Guardian.  If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such benefit.

6.             BENEFICIARY DESIGNATION

6.1           Beneficiary Designation.  Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of his death prior to payment to Participant of the benefits due to the Participant under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant’s lifetime.

6.2           Changing Beneficiary.  Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed. If a Participant’s benefits under the Plan are subject to the community property laws of any state, any Beneficiary designation or change in Beneficiary designation shall be valid or effective only as permitted by applicable law.

6.3           No Beneficiary Designation.  In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or dies prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be the person in the first of the following classes in which there is a survivor:

(a)           the surviving Spouse;

(b)           the Participant’s children, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

(c)           the Participant’s estate.

7.             ADMINISTRATION

7.1           Committee; Duties.  The Plan shall be administered by a Committee consisting of not less than three (3) persons appointed by the Corporation.  Members of the Committee may be Participants in the Plan. The members of the Committee on January 1, 2005 are Curtis M. Stevens, Russell S. Pattee and Andrea L. Vicino. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.  Members of the Committee may be Participants under the Plan; provided, that a member of the Committee who is also a Participant shall not participate in any decision or interpretation of the Committee that relates specifically to the calculation of or right to receive his or her accrued benefit under the Plan.  A majority vote of the Committee members entitled to vote shall control any Committee decision.

7.2           Agents.  The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

7.3           Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4           Indemnity of Committee.  The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.

8.             CLAIMS PROCEDURE

8.1           Claim.  Any person claiming a benefit, requesting an interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing within thirty (30) days.

8.2           Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:

(a)           The reason for denial, with specific reference to the Plan provisions on which the denial is based.

(b)           A description of any additional material or information required and an explanation of why it is necessary.

(c)           An explanation of the Plan’s claim review procedure.

8.3           Review of Claim.  Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4           Final Decision.  The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

9.             TERMINATION, SUSPENSION OR AMENDMENT

9.1           Termination, Suspension or Amendment of Plan.  The Corporation may at any time terminate, suspend or amend the Plan in whole or in part; provided, however, that any such termination or suspension, or any amendment that would materially change the benefits provided under the Plan, shall be subject to the prior approval of the Compensation Committee of the Board.  Provided, further, that no such action shall be effective to decrease or restrict the accrued benefit of any Participant as of the date of such action.

10.          MISCELLANEOUS

10.1         Unfunded Plan.  The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. In the event of such termination, the amount of each Participant’s vested benefits under the Plan shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

10.2         Unsecured General Creditor.  In the event of Employer’s insolvency, Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer. In that event, any and all of the Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

10.3         Trust Fund.  The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

10.4         Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5         Not a Contract of Employment.  The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his or her Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

10.6         Protective Provisions.  A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

10.7         Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.8         Captions.  The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.9         Governing Law; Arbitration.  The provisions of the Plan shall be construed and interpreted according to the laws of the State of Oregon. Any dispute or claim that arises out of or that relates to the Plan or to the interpretation, breach, or enforcement of the Plan, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

10.10       Validity.  In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.11       Notice.  Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.12       Successors.  The provisions of the Plan as it may be amended from time to time shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Executive Vice President, Administration, and Chief Executive Officer

Date:	August 6, 2005

By:	/s/ Anton C. Kirshhof
Secretary

Date:	August 6, 2005

LOUISIANA-PACIFIC CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

APPENDIX A

Definitions

Termination Date

This is the date a participant leaves employment with the Company.  Offset account balances are determined as of this date (0% return assumed to age 62).

Commencement Date

This is the date the first payment is made.  This date will be the first of the 7th month following the Termination Date for Early Termination, Early Retirement, Normal Retirement, Deferred Retirement, Change in Control Benefits and Section 5.7(e) Post-Termination Death Benefits unless a later date was elected by the Participant.  This date will be the first of the month following the Termination Date for Disability Benefits and Section 4 Pre-Termination Death Benefits (not subject to the 6 month wait).

PBGC Interest Rate

The interest rate to use for the Actuarial Equivalence calculations as specified in Section 2.3 should be the PBGC Lump Sum Interest Rate for Private Sector Payments effective for the month immediately preceding the Commencement Date.

Actuarial Equivalent Calculations

Actuarial Equivalent assumptions are used for converting:

I.      the offset account balances to an immediate annuity payable at age 62

II.    the monthly SERP annuity to a lump-sum

III.   the monthly SERP annuity to an optional annuity benefit form

IV.   the monthly age 62 SERP annuity to an actuarially increased benefit if the benefit commences later than the first of the month following attainment of age 62

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Calculation Methodology

In general, the following calculation methodology should be applied:

a)     Calculate the target benefit at age 62

b)    Subtract the offset balances as of the Termination Date converted to an annuity payable at age 62 (0% investment return assumed to age 62)

c)     Subtract 50% of the Social Security Benefit payable at age 62

d)    Convert to an annuity payable as of the Commencement Date, using the Early Retirement Reduction Factors if applicable

e)     Benefits that commence later than the first of the month following the Participant’s 62nd birthday will be actuarially increased to adjust for the late commencement

f)     Convert the annuity as of the Commencement Date to a lump-sum or optional annuity benefit form if elected by participant

Specific calculation methodologies for each type of benefit are defined below.

NORMAL RETIREMENT BENEFIT

a)     Calculate the target benefit at age 62

b)    Subtract the offset balances as of the Termination Date converted to an annuity payable at age 62

c)     Subtract 50% of the Social Security Benefit payable at age 62

d)    Actuarially increase the annuity benefit from age 62 to the Commencement Date

e)     Convert the annuity as of the Commencement Date to a lump-sum or optional annuity benefit form if elected by participant

DEFERRED RETIREMENT BENEFIT

a)     Calculate the target benefit as of the Termination Date

b)    Subtract the offset balances as of the Termination Date converted to an annuity payable as of the Determination Date

c)     Subtract 50% of the Social Security Benefit payable as of the Determination Date

d)    Actuarially increase the annuity benefit from the Termination Date to the Commencement Date

e)     Convert the annuity as of the Commencement Date to a lump-sum or optional annuity benefit form if elected by participant

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EARLY RETIREMENT BENEFIT

a)     Calculate the target benefit at age 62

b)    Subtract the offset balances as of the Termination Date converted to an annuity payable at age 62 (0% investment return assumed to age 62)

c)     Subtract 50% of the Social Security Benefit payable at age 62

d)    Multiply by the Early Retirement Factor (with or without approval as defined in the Plan Document) to convert to an annuity payable as of the Commencement Date.  Actuarially increase the annuity benefit from age 62 to the Commencement Date if the benefit commences later than the first of the month following the Participant’s 62nd birthday.

e)     Convert the annuity as of the Commencement Date to a lump-sum or optional annuity benefit form if elected by participant

EARLY TERMINATION BENEFIT

a)     Calculate the target benefit at age 62

b)    Subtract the offset balances as of the Termination Date converted to an annuity payable at age 62 (0% investment return assumed to age 62)

c)     Subtract 50% of the Social Security Benefit payable at age 62

d)    Multiply by the service ratio as defined in the Plan Document

e)     Actuarially adjust the annuity benefit from age 62 to the Commencement Date

f)     Convert the annuity as of the Commencement Date to a lump-sum or optional annuity benefit form if elected by participant

DISABILITY BENEFIT

a)     Use Final Average Compensation for the 60 month prior to the Disability if this results in a larger benefit

b)    Participant continues to accrue service until the later of age 62 or recovery from Disability

c)     Calculate the target benefit at age 62

d)    Subtract the offset balances as of the Termination Date converted to an annuity payable at age 62 (0% investment return assumed to age 62)

e)     Subtract 50% of the Social Security Benefit payable at age 62

f)     Actuarially adjust the annuity benefit from age 62 to the Commencement Date

g)    Convert the annuity as of the Commencement Date to a lump-sum or optional annuity benefit form if elected by participant

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CHANGE IN CONTROL BENEFIT

a)     Add 2 years of Credited Service

b)    Use the greater of Final Compensation or Final Average Compensation

c)     Assume Early Retirement with Approval

e)     Calculate the target benefit at age 62

f)     Subtract the offset balances as of the Termination Date converted to an annuity payable at age 62 (0% investment return assumed to age 62)

g)    Subtract 50% of the Social Security Benefit payable at age 62

h)    Multiply by the Early Retirement Factor (with approval) to convert to an annuity payable as of the Commencement Date

i)      Convert the annuity as of the Commencement Date to a lump-sum or optional annuity benefit form if elected by participant

PRE-TERMINATION DEATH BENEFIT

a)     Calculate the target benefit as of the later of age 62 or the Termination Date

b)    Subtract the offset balances as of the Termination Date converted to an annuity payable at the later of age 62 or the Termination Date (0% investment return assumed to age 62)

c)     Subtract 50% of the Social Security Benefit payable at the later of age 62 or the Termination Date

d)    Convert to an annuity payable as of the Commencement Date using the 3% per year Early Retirement Reduction Factor if participant died prior to attaining age 62

e)     Divide the benefit in half

f)     Benefit is payable as of the Commencement Date for the life of the Spouse

g)    Compare the benefit to the Post-Termination Death Benefit and pay the larger of the two

POST-TERMINATION DEATH BENEFIT

a)     Applies to death between Termination Date and Commencement Date

b)    Death benefit is based on form elected and is payable as of the participant’s Commencement Date.  No death benefit is due if a Single Life Annuity was elected.  If a lump-sum was elected, it will be paid to the beneficiary.

c)     Follow procedures above for applicable benefit type

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